      Amendment to Schedule A and Schedule B to the Participation Agreement
                                      among
                           Allmerica Investment Trust,
            Allmerica Financial Investment Management Services, Inc.
                                       and
                First Allmerica Financial Life Insurance Company

WHEREAS, Allmerica Investment Trust, Allmerica Financial Investment Management Services, Inc. and First Allmerica Financial Life Insurance Company have previously entered into a Participation Agreement dated March 22, 2000 ("Participation Agreement"); and

WHEREAS, the Participation Agreement provides for the amendment of Schedule A and Schedule B thereto from time to time, and the parties now wish to amend Schedule A and Schedule B, to add additional separate accounts and change portfolios to service class, thereby substituting the attached Schedule A and Schedule B for the prior existing ones.

NOW, THEREFORE, the parties do hereby agree:

1. To amend Schedule A and Schedule B to the Participation Agreement by adopting the attached Schedule A and Schedule B, dated May 1, 2002, and by substituting the attached Schedule A and Schedule B for any and all prior amendments to Schedule A and Schedule B, as may have been adopted from time to time.

In witness whereof, each of the parties has caused this agreement to be executed in its name and on its behalf by its duly authorized representatives as of the date specified below.

FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

By:            /s/ John P. Kavanaugh
              -----------------------------

Name:          John P. Kavanaugh
              -----------------------------

Title:         Vice President
              -----------------------------

Date:          May 1, 2002
              -----------------------------

ALLMERICA INVESTMENT TRUST                                       ALLMERICA FINANCIAL INVESTMENT
                                                                 MANAGEMENT SERVICES, INC.

By:           /s/ Kristin L. Bushard                             By:         /s/ Paul T. Kane
             ----------------------------                                   -----------------------

Name:         Kristin L. Bushard                                 Name:       Paul T. Kane
             ----------------------------                                   -----------------------

Title:        Vice President                                     Title:      Vice President
             ----------------------------                                   -----------------------

Date:          May 1, 2002                                       Date:        May 1, 2002
             ----------------------------                                   -----------------------

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY
           SCHEDULE A TO PARTICIPATION AGREEMENT DATED MARCH 22, 2000

                               (DATED MAY 1, 2002)

                     SEPARATE ACCOUNTS AND VARIABLE PRODUCTS

-------------------------------------------------------------------------------------------------------
                                        VARIABLE LIFE PRODUCTS
SEPARATE ACCOUNT                          PRODUCT NAME                        1933 ACT #    1940 ACT #
----------------                          ------------                        ----------    --------
VEL II                                    VEL (`93)                            33-71050     811-8130

Separate Account SPVL                     Allmerica Estate Optimizer           333-45914    811-10133
                                          Select SPL                           333-45914
                                          SPL II                               333-84310

Inheiritage                               Inheiritage                          33-74184     811-8304
                                          Select Inheiritage

Allmerica Select Separate Account  II     Select Life                          333-62369    811-8987

Group VEL                                 Group VEL                            333-06383    811-7663

Separate Account IMO                      VUL 2001                             333-64162    811-10433
                                          VUL 2001 Survivorship                 Pending     811-10433

Separate Account FR1                      PremierFocus                            N/A          N/A

Separate Account FR2                      PremierFocus                            N/A          N/A

Separate Account FR3                      PremierFocus                            N/A          N/A

Separate Account FR4                      PremierFocus                            N/A          N/A

Separate Account FQ1                      PremierFocus                            N/A          N/A

Separate Account MM                       Ehrenkranz PPVUL                        N/A          N/A
                                          Neuberger Berman PPVUL
                                          Ramius PPVUL Strauss

Separate Account EQ1N                     Ehrenkranz PPVUL                        N/A          N/A
                                      VARIABLE ANNUITY PRODUCTS

SEPARATE ACCOUNT                          PRODUCT NAME                         1933 ACT #   1940 ACT #
----------------                          ------------                         ----------   --------
VA-K                                      ExecAnnuity Plus 91                   33-71052    811-8114
                                          ExecAnnuity Plus 93                   33-71052
                                          Allmerica Advantage                   33-71052
                                          Agency C-Shares                       333-38276
                                          Agency Accumulator (no-load)          333-87105
                                          Allmerica Immediate Advantage         333-81859
                                          Variable Annuity (IVA)
                                          ValuePlus Assurance IVA (First        333-81859
                                          Union)
                                          Fund Quest                            333-90545
                                          Allmerica Value Generation            333-87105
                                          (Annuity Scout)
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                      VARIABLE ANNUITY PRODUCTS

SEPARATE ACCOUNT                          PRODUCT NAME                         1933 ACT #   1940 ACT #
----------------                          ------------                         ----------   --------
Allmerica Select Separate Account         Allmerica Select Resource I           33-71058     811-8116
                                          Allmerica Select Resource II          33-71058     811-8116
                                          Allmerica Select Charter (C-Shares)   333-63087    811-8116
                                          Allmerica Select Advocate (no-load)   333-90533    811-8116
                                          Allmerica Select Acclaim              333-92117    811-8116
                                            (Secondary)

Separate Accounts VA-A, VA-B, VA-C,
VA-G, VA-H                                Variable Annuities (discontinued)

Fulcrum Separate Account                  Fulcrum                               333-16929   811-7947

Separate Account UR1                      PremierFocus                             N/A         N/A
Separate Account UR2                      PremierFocus                             N/A         N/A
Separate Account UR3                      PremierFocus                             N/A         N/A
Separate Account UR4                      PremierFocus                             N/A         N/A
Separate Account UQ1                      PremierFocus                             N/A         N/A
-------------------------------------------------------------------------------------------------------

          FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY
     SCHEDULE B TO PARTICIPATION AGREEMENT DATED MARCH 22, 2000

                         (DATED MAY 1, 2002)

                PORTFOLIOS OF ALLMERICA INVESTMENT TRUST

                AIT Core Equity Fund (Service Shares)
                  (formerly Growth Fund)
                AIT Equity Index Fund (Service Shares)
                AIT Government Bond Fund (Service Shares)
                AIT Money Market Fund (Service Shares)
                AIT Select Aggressive Growth Fund (Service Shares)
                AIT Select Capital Appreciation Fund (Service Shares) AIT Select Emerging Markets Fund (Service Shares)
                AIT Select Growth and Income Fund (Service Class)
                AIT Select Growth Fund (Service Shares)
                AIT Select International Equity Fund (Service Shares) AIT Select Investment Grade Income Fund (Service Shares)
                  (formerly Investment Grade Income Fund)
                AIT Select Strategic Growth Fund (Service Shares)
                AIT Select Strategic Income Fund (Service Shares)
                AIT Select Value Opportunity Fund (Service Shares)